INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-44581, 33-44582, 33-45491, 333-39738 and 333-66426 of Public Service
Enterprise Group Incorporated (the "Company") on Form S-8 and Registration Statement Nos. 33-49123, 333-47714, 333-86372, and 333-101400 on Form S-3 of the
Company dated February 7, 2003, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002.

Deloitte & Touche LLP
Parsippany, New Jersey

February 25, 2003